United States
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 12, 2017

Pinnacle Financial Partners, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	000-31225	62-1812853
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

150 3rd Avenue South, Suite 900
Nashville, TN 37201
 (Address of principal executive offices)
(615) 744-3700
 (Registrant's telephone number, including area code)
Not applicable
 (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 12, 2017, at a special meeting of shareholders of Pinnacle Financial Partners, Inc. ("Pinnacle"), Pinnacle's shareholders approved (i) the issuance of shares of Pinnacle common stock in connection with the merger as contemplated by the Agreement and Plan of Merger, dated as of January 22, 2017 (the "Merger Agreement"), as such agreement may be amended from time to time, by and among Pinnacle, BNC Bancorp ("BNC") and Blue Merger Sub, Inc., a direct, wholly owned subsidiary of Pinnacle (the "Pinnacle Share Issuance Proposal"), and (ii) one or more adjournments of the Pinnacle special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Pinnacle Share Issuance Proposal (the "Pinnacle Adjournment Proposal"). The final voting results for the Pinnacle Share Issuance Proposal and the Pinnacle Adjournment Proposal are set forth below.
Proposal 1 – Approval of the Pinnacle Share Issuance Proposal.
For	Against	Abstain	Broker Non-Votes
37,676,144	299,474	918,069	0

Proposal 2 – Approval of the Pinnacle Adjournment Proposal.
For	Against	Abstain	Broker Non-Votes
34,495,772	3,402,220	995,695	0
Item 8.01 Other Events.
On June 12, 2017, Pinnacle and BNC issued a joint press release announcing that the shareholders of Pinnacle had approved the Pinnacle Share Issuance Proposal and that the shareholders of BNC had approved the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 99.1 – Joint press release of Pinnacle Financial Partners, Inc. and BNC Bancorp, dated June 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By:	/s/ Harold R. Carpenter
Harold R. Carpenter
Executive Vice President and
Chief Financial Officer

Date:  June 13, 2017

EXHIBIT INDEX

Exhibit No. Description
99.1	Joint press release of Pinnacle Financial Partners, Inc. and BNC Bancorp, dated June 12, 2017.